Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS FOURTH QUARTER

DILUTED EPS OF $0.54 AND FULL YEAR DILUTED EPS OF $4.30

Dayton, Ohio, (March 23, 2016) -- REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2015 fourth quarter (“Q4 ‘15”) and year ended January 31, 2016. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	(212) 231-2930

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX American Resources’ Q4 ‘15 results principally reflect its interests in six ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its four remaining plants are reported as equity in income of unconsolidated ethanol affiliates. During the fiscal 2015 second quarter the Company recorded a $10.4 million pre-tax gain related to the June 2015 sale of its 26.6% interest in Patriot Holdings, LLC (“Patriot”). As such, subsequent to June 1, 2015, equity in income of unconsolidated ethanol affiliates includes contributions from four ethanol production facilities, compared with five in the comparable year-ago period.

REX’s Q4 ‘15 net sales and revenue were $107.2 million, compared with $127.7 million in Q4 ‘14. Primarily reflecting tightening ethanol crush spread margins, the Company’s Q4 ‘15 gross profit was $9.2 million compared with $30.0 million in the prior year period. Equity in income of unconsolidated ethanol affiliates in Q4 ‘15 was $1.1 million, compared with $7.9 million in Q4 ‘14 primarily as a result of the same industry and pricing factors that impacted REX’s consolidated ethanol production facilities as well as the inclusion in the year-ago period of $4.1 million from the Company’s interest in Patriot (which was sold in Q2’ 15). As a result, income from continuing operations before income taxes and non-controlling interests in Q4 ‘15 totaled $6.2 million, compared with $33.4 million in Q4 ‘14.

Net income attributable to REX shareholders in Q4 ‘15 was $3.7 million, compared to $20.3 million in Q4 ‘14, while Q4 ‘15 diluted net income per share attributable to REX common shareholders was $0.54 per share, compared to $2.55 per share in Q4 ‘14. Per share results in Q4 ‘15 and Q4 ‘14 are based on 6,832,000 and 7,968,000 diluted weighted average shares outstanding, respectively.

Net sales and revenue for the twelve months ended January 31, 2016 were $436.5 million, compared to $572.2 million in fiscal 2014, while gross profit for fiscal 2015 was $50.8 million, compared to $141.9 million in fiscal 2014. Fiscal 2015 equity in income of unconsolidated ethanol affiliates was $9.0 million, compared with $32.2 million in fiscal 2014, partially reflecting the sale during fiscal 2015 of REX’s interest in Patriot.

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REX American Resources Q4 ‘15 Results, 3/23/16	page 2

In fiscal 2015 Patriot contributed $2.9 million in income of unconsolidated ethanol affiliates compared with $14.0 million in fiscal 2014. As a result, fiscal 2015 income from continuing operations before income taxes and non-controlling interests was $51.5 million (inclusive of the $10.4 million pre-tax gain related to the sale during the year of the Company’s interest in Patriot), compared with $152.8 million in fiscal 2014.

For fiscal 2015, REX reported net income attributable to REX shareholders of $31.4 million, compared with $87.3 million in fiscal 2014, while diluted net income per share attributable to REX common shareholders was $4.30 in fiscal 2015, compared to $10.76 per share in fiscal 2014. Per share results for the fiscal year ended January 31, 2016 and January 31, 2015, are based on 7,307,000 and 8,118,000 diluted weighted average shares outstanding, respectively.

REX Executive Chairman, Stuart Rose, commented, “Fiscal 2015 presented a challenging operating environment for the entire ethanol sector compared to the prior year as profitability was significantly impacted by lower crush spread margins. Despite these challenges, we are pleased to report diluted earnings per share of $4.30 for fiscal 2015 including a gain from the sale of our interest in Patriot. In addition we returned approximately $70 million to shareholders through the repurchase of approximately 1.25 million shares during the course of the year.”

Balance Sheet and Share Repurchase Program

At January 31, 2016, REX had cash and cash equivalents of $135.8 million, $57.2 million, of which was at the parent company, and $78.6 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents at January 31, 2015, of $137.7 million, $82.9 million of which was at the parent company, and $54.8 million of which was at its consolidated ethanol production facilities.

REX repurchased 209,571 common shares in Q4 ‘15 at an average price per share of $48.16, bringing the total shares repurchased in fiscal 2015 to 1,254,344 common shares at an average price per share of $55.97. Subsequent to January 31, 2016, the Company repurchased an additional 87,904 common shares at an average price per share of $49.52 and reflecting this activity, the Company is currently authorized to repurchase up to an additional 155,334 shares of common stock and has 6,560,527 shares outstanding.

The following table summarizes select data related to the

Company’s consolidated alternative energy interests:

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2016	2015	2016	2015
Average selling price per gallon of ethanol	$1.39	$1.81	$1.44	$2.00
Average selling price per ton of dried distillers grains	$123.21	$117.08	$145.50	$166.00
Average selling price per pound of non-food grade corn oil	$0.23	$0.28	$0.26	$0.32
Average selling price per ton of modified distillers grains	$57.67	$57.51	$66.17	$63.47
Average cost per bushel of grain	$3.56	$3.54	$3.62	$3.99
Average cost of natural gas (per mmbtu)	$3.38	$5.22	$3.71	$6.10

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REX American Resources Q4 ‘15 Results, 3/23/16	page 3

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation
Ethanol Ownership Interests/Effective Annual Gallons Shipped as of January 31, 2016

(gallons in millions)

Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	113.5	74.7%	84.8
NuGen Energy, LLC (Marion, SD)	118.5	99.5%	117.9
Big River Resources West Burlington, LLC (West Burlington, IA)	106.2	9.7%	10.3
Big River Resources Galva, LLC (Galva, IL)	118.1	9.7%	11.5
Big River United Energy, LLC (Dyersville, IA)	123.5	5.4%	6.7
Big River Resources Boyceville, LLC (Boyceville, WI)	57.7	9.7%	5.6
Total	637.5	n/a	236.8

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 638 million gallons of ethanol over the twelve month period ended January 31, 2016. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended January 31, 2016) by the ethanol production facilities in which it has ownership interests was approximately 237 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the international, national or regional economies, weather, the effects of terrorism or acts of war and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statements of operations follow -

REX American Resources Q4 ‘15 Results, 3/23/16	page 4

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2016	2015	2016	2015
Net sales and revenue	$107,227	$127,651	$436,488	$572,230
Cost of sales	98,069	97,677	385,654	430,291
Gross profit	9,158	29,974	50,834	141,939
Selling, general and administrative expenses	(4,184)	(4,058)	(19,813)	(19,422)
Equity in income of unconsolidated ethanol affiliates	1,127	7,907	8,984	32,229
Interest and other income	101	113	625	368
Interest expense	—	(338)	—	(2,074)
Gain on sale of investment	—	—	10,385	—
Gain (loss) on disposal of real estate and property and equipment, net	7	(230)	503	(238)
Income from continuing operations before income taxes and non-controlling interests	6,209	33,368	51,518	152,802
Provision for income taxes	(1,382)	(9,616)	(14,108)	(49,649)
Income from continuing operations including non-controlling interests	4,827	23,752	37,410	103,153
Income from discontinued operations, net of tax	—	256	—	234
Gain on disposal of discontinued operations, net of tax	—	199	—	327
Net income including non-controlling interests	4,827	24,207	37,410	103,714
Net income attributable to non-controlling interests	(1,141)	(3,859)	(5,974)	(16,377)
Net income attributable to REX common shareholders	$3,686	$20,348	$31,436	$87,337

Weighted average shares outstanding – basic	6,813	7,968	7,297	8,109

Basic income per share from continuing operations	$0.54	$2.50	$4.31	$10.70
Basic income per share from discontinued operations	—	0.03	—	0.03
Basic income per share on disposal of discontinued operations	—	0.02	—	0.04
Basic net income per share attributable to REX common shareholders	$0.54	$2.55	$4.31	$10.77

Weighted average shares outstanding – diluted	6,832	7,968	7,307	8,118

Diluted income per share from continuing operations	$0.54	$2.50	$4.30	$10.69
Diluted income per share from discontinued operations	—	0.03	—	0.03
Diluted income per share on disposal of discontinued operations	—	0.02	—	0.04
Diluted net income per share attributable to REX common shareholders	$0.54	$2.55	$4.30	$10.76
Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$3,686	$19,893	$31,436	$86,776
Income from discontinued operations, net of tax	—	455	—	561
Net income	$3,686	$20,348	$31,436	$87,337

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REX American Resources Q4 ‘15 Results, 3/23/16	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands) Unaudited

	January 31,
	2016	2015
CURRENT ASSETS:
Cash and cash equivalents	$135,765	$137,697
Restricted cash	54	—
Accounts receivable	13,666	8,794
Inventory	17,178	18,062
Refundable income taxes	5,254	3,019
Prepaid expenses and other	6,407	5,810
Deferred taxes-net	1,036	2,363
Total current assets	179,360	175,745
Property and equipment-net	189,976	194,447
Other assets	6,642	6,366
Equity method investments	38,707	80,389
TOTAL ASSETS	$414,685	$456,947
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable – trade	$10,212	$9,210
Accrued expenses and other current liabilities	9,423	10,347
Total current liabilities	19,635	19,557
LONG TERM LIABILITIES:
Deferred taxes	38,304	42,768
Other long term liabilities	987	1,658
Total long term liabilities	39,291	44,426
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	144,844	144,791
Retained earnings	475,874	444,438
Treasury stock, 23,205 and 21,954 shares, respectively	(309,754)	(239,557)
Total REX shareholders’ equity	311,263	349,971
Non-controlling interests	44,496	42,993
Total equity	355,759	392,964
TOTAL LIABILITIES AND EQUITY	$414,685	$456,947

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REX American Resources Q4 ‘15 Results, 3/23/16	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Years Ended January 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$37,410	$103,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,639	16,787
Impairment charges on real estate	125	68
Stock based compensation expense	64	—
Income from equity method investments	(8,984)	(32,229)
Dividends received from equity method investments	11,151	22,889
Gain on sale of investment	(10,385)	—
Derivative financial instruments	—	(1,141)
Gain on disposal of real estate and property and equipment	(503)	(275)
Deferred income tax	(4,196)	22,473
Excess tax benefit from stock option exercise	—	(441)
Changes in assets and liabilities:
Accounts receivable	(496)	7,692
Inventory	884	1,308
Prepaid expenses and other assets	(1,135)	(1,929)
Income taxes refundable	(2,235)	(1,985)
Accounts payable-trade	387	2,030
Accrued expenses and other liabilities	(536)	(1,745)
Net cash provided by operating activities	40,190	137,216
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(15,495)	(9,927)
Repayment of note receivable	23	6
Proceeds from sale of investment	45,476	—
Proceeds from sale of real estate and property and equipment	2,001	1,778
Restricted cash	(54)	500
Restricted investments and deposits	250	323
Net cash provided by (used in) investing activities	32,201	(7,320)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt Loan	—	(75,726)
Stock options exercised	—	931
Payments to non-controlling interests holders	(4,471)	(4,856)
Excess tax benefit from stock option exercises	—	441
Treasury stock acquired	(69,852)	(18,138)
Net cash used in financing activities	(74,323)	(97,348)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,932)	32,548
CASH AND CASH EQUIVALENTS-Beginning of year	137,697	105,149
CASH AND CASH EQUIVALENTS-End of year	$135,765	$137,697
Non cash financing activities - Cashless exercise of stock options	$—	$100
Non cash financing activities – Accrued common stock repurchase	$356	$—
Non cash investing activities – Accrued capital expenditures	$ 1 ,063	$804
Non cash investing activities – Loan receivable granted in connection with sale of real estate	$—	$475

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